Exhibit 6
Joint Filing Agreement
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.
Date: August 5, 2010

HARBOURVEST PARTNERS, LLC

By:	/s/ Martha D. Vorlicek

Name:	Martha D. Vorlicek
Title:	Managing Director

HIPEP III-DIRECT ASSOCIATES L.L.C.
By: HARBOURVEST PARTNERS, LLC
Its Managing Member

By:	/s/ Martha D. Vorlicek

Name:	Martha D. Vorlicek
Title:	Managing Director

HARBOURVEST INTERNATIONAL PRIVATE EQUITY PARTNERS III-DIRECT FUND L.P.
By: HIPEP III-DIRECT ASSOCIATES L.L.C.
Its General Partner
By: HARBOURVEST PARTNERS, LLC
Its Managing Member

By:	/s/ Martha D. Vorlicek

Name:	Martha D. Vorlicek
Title:	Managing Director